EXHIBIT 99.1

Apollo Global Management Announces Strategic Transactions

Creation of AR Global More Than Doubles Apollo’s Real Estate AUM, Increases Permanent Capital, Expands Investor Base, Provides Significant Growth Opportunities and Diversifies Investment Offerings

Acquisition of RCS Capital’s Wholesale Distribution Business and Strategic Relationship with Cetera Enhances Apollo’s Retail Distribution Capabilities

New York, NY. August 6, 2015 – Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today announced that it has agreed to acquire a majority interest in a new company, AR Global Investments, LLC (“AR Global”), that will own a majority of the ongoing asset management business of AR Capital, a leading asset management firm focused on providing income solutions for retail investors. Apollo also announced today that it is acquiring RCS Capital’s (“RCS”) (NYSE: RCAP) wholesale distribution business, which will become part of AR Global, and that it has entered into a strategic relationship with RCS Capital’s retail advice business, Cetera Financial Group (“Cetera”).

AR Global will more than double Apollo’s real estate assets under management (“AUM”) to approximately $27 billion.  After giving effect to the transaction, the capital managed by Apollo in permanent capital vehicles will increase to approximately $95 billion, representing a majority of Apollo’s $182 billion in total AUM1. In addition, the transaction is expected to diversify Apollo’s investor base, augment the firm’s strategically important retail distribution activities, and provide significant growth opportunities through the expansion of AR Capital’s existing businesses.

AR Capital has built a sector-leading asset management platform that provides yield-oriented funds to the retail clients of its wealth management partners, primarily in the independent broker-dealer channel.  AR Capital has broadened its focus in real estate strategies spanning net lease, healthcare, retail, office, and hospitality properties. More recently, AR Capital has successfully expanded into yield-focused credit strategies such as commercial real estate debt, corporate credit and structured credit all of which will be complementary to Apollo’s existing investment strategies in those areas. In addition to the market opportunity for expansion of AR Capital’s existing investment strategies, AR Global has the potential to become a growth platform for launching innovative new investment strategies that will meet the growing secular demand by

1 AUM as of June 30, 2015 after giving effect to the transaction.

individual investors for both current income needs as well as increased allocation of their portfolios to alternative strategies.

“We believe AR Global will be well-positioned to benefit from the growing trend among retail investors to seek yield-oriented investment solutions and at the same time drive meaningful growth for Apollo.  We are very excited about the transaction we have structured, and believe it has the potential to create significant value for Apollo’s shareholders over time with a substantial portion of the transaction consideration tied to future growth and product diversification,” said Marc Rowan, Co-Founder and Senior Managing Director of Apollo.  “AR Capital participates in a sector that is in a state of transition due to both changing regulations and the evolving needs of investors. Apollo’s contrarian approach embraces businesses and industries that are in the midst of change, which we believe creates attractive opportunities. We believe Apollo is well positioned to continue to play a positive role in helping the industry evolve to offer more institutional-quality products and services to individual investors and their financial advisors. Apollo has proven experience in managing assets for the world’s leading institutional investors and wealth management platforms, which we believe positions the firm well to provide enhanced efficiency and transparency to the retail investment community.”

The transaction is expected to be modestly accretive to Apollo’s fiscal year 2016 Economic Net Income and Distributable Earnings, and Apollo believes it will add meaningfully to the firm’s long-term growth, while continuing to diversify the firm’s AUM and distribution channels. The transaction is structured to include $378 million of consideration upfront, split between $200 million of cash and $178 million of Apollo equity, plus future performance-related contingent consideration. This structure is intended to facilitate a smooth transition of the business and its personnel in the near-term while also creating mutual long-term alignment of interests. The transaction is expected to close in the next 60 days, subject to regulatory and other customary closing conditions.

AR Global will be governed by a newly created board of directors consisting of six Apollo representatives, one of whom will be appointed Chairman, including co-founders Josh Harris and Marc Rowan, Anthony Civale (Lead Partner and Chief Operating Officer of Apollo’s Credit business), Stephanie Drescher (Global Head of Business Development & Investor Relationship Management), Martin Kelly (Chief Financial Officer) and John Suydam (Chief Legal Officer).  The four partners of AR Capital (Peter Budko, William Kahane, Nicholas Schorsch and Michael Weil) will also serve on the board.  William Kahane, AR Capital’s Co-Founder and head of real estate investments, will serve as Chief Executive Officer of AR Global until a search is concluded to hire a new Chief Executive Officer after which he will serve as Chief Investment Officer of AR Global’s real estate activities.  Nicholas Schorsch will serve as Senior Managing Director of AR Global. AR Global will benefit from the bench of talented investment professionals and managers within each of its existing investment strategies. This team has generated strong performance in the aggregate in vehicles that began as non-traded public REITs and were subsequently listed or exited, generating attractive returns of approximately 17% net of fees.2

2 Return figure is a net internal rate of return calculated using total market capitalization of last available trading day for historical funds or July 31, 2015 for actively traded funds.  REITs include: American Realty Capital Trust, Inc.,

AR Capital, founded in 2006, currently manages approximately $19 billion of alternative assets across a variety of real estate investment trusts, business development companies, mutual funds and other partnerships. Since its founding, AR Capital has had a history of growth and innovation and has been a pioneer in the retail alternative investment space.

Apollo also announced today that it has agreed to acquire RCS Capital’s wholesale distribution business for $25 million in cash3.  Apollo has also entered into a strategic partnership with RCS’s retail advice business, Cetera Financial Group.  In addition, Apollo will be purchasing $25 million in newly issued preferred stock in RCS.  The wholesale business and partnership with Cetera are complementary to Apollo’s existing relationships and long-term commitment to the retail channel.  The transaction will substantially expand Apollo’s wholesale distribution network, adding scale and an increased ability to service the needs of its strategic distribution partners as appropriate. The acquisition is expected to close concurrently with Apollo’s acquisition of AR Global, subject to regulatory approval and other customary closing conditions.  Bill Dwyer, the Chief Executive Officer of RCS’s wholesale business, will continue to lead the business following the acquisition.

“RCS’s wholesale distribution business is one of the industry’s largest networks for distributing alternative investment products, and we believe it will play a strategically important role in expanding and diversifying Apollo’s and AR Global’s real estate and credit businesses,” commented Apollo’s Marc Rowan. “In addition, we believe our strategic partnership with Cetera, a leading network of independent financial advisors, will be beneficial to Apollo by adding scale and greater diversification, particularly from the independent broker dealer community.”

Lazard acted as financial advisor to Apollo and Debevoise & Plimpton LLP acted as legal counsel.

Supplemental Materials
An investor presentation which includes additional information regarding these transactions has been posted to the Investor Relations section of Apollo’s website at www.agm.com.

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act

American Realty Capital Trust III, Inc., American Realty Capital Trust IV, Inc., New York REIT, Inc., American Realty Capital Healthcare Trust, Inc., and Global Net Lease, Inc.
3 Immediately following the closing of the transactions, Apollo will contribute the wholesale distribution business to AR Global, effectively reducing its cash outlay for the business to $15 million, and the incremental $10 million of cash will be funded by AR Capital.

of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

About Apollo Global Management, LLC
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Luxembourg, Madrid, Mumbai, Delhi, Singapore, Shanghai and Hong Kong. Apollo had assets under management of approximately $162 billion as of June 30, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo shares are listed on the New York Stock Exchange. For more information about Apollo, please visit www.agm.com.

About AR Capital
Founded in 2006, AR Capital is a full service investment management firm providing advisory services to retail and institutional investors. AR Capital is an active sponsor and manager of numerous alternative investment programs, including multiple real estate investment trusts (“REITs”), open-end mutual funds, two business development companies and a closed–end fund. Additional information can be found at www.americanrealtycap.com.

About RCS Capital
RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Contacts
For investor inquiries regarding Apollo, please contact:
Apollo Global Management, LLC
Gary M. Stein, 212-822-0467
Head of Corporate Communications
gstein@apollolp.com
or
Noah Gunn, 212-822-0540
Investor Relations Manager
ngunn@apollolp.com

For media inquiries regarding Apollo:
Rubenstein Associates, Inc. for Apollo Global Management, LLC
Charles Zehren, 212-843-8590
czehren@rubenstein.com

For media inquiries regarding AR Capital, please contact:
Jonathan Keehner
Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
jkeehner@joelefrank.com
msiddig@joelefrank.com
(212) 355-4449

For media inquiries regarding RCS Capital, please contact:
Jonathan Keehner
Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
jkeehner@joelefrank.com
msiddig@joelefrank.com
(212) 355-4449

For investor inquiries regarding RCS Capital, please contact:
Andrew G. Backman
Managing Director
Investor Relations / Public Relations
abackman@arlcap.com
(212) 415-6500